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                                                                     Exhibit 3.1



                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                ALZA CORPORATION
                     (originally incorporated under the name
                   Delaware ALZA Corporation on March 9, 1987)

     1.   NAME.  The name of the corporation is ALZA Corporation.

     2. REGISTERED OFFICE. The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

     3. PURPOSES. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     4. CAPITAL STOCK. This corporation is authorized to issue two classes of stock, which shall be known as Preferred Stock and Common Stock. The total number of shares of stock of all classes that this corporation is authorized to issue is 300,100,000. Each share of each class of stock of this corporation shall have a par value of $.01. The total number of shares of Preferred Stock which this corporation is authorized to issue is 100,000. The total number of shares of Common Stock which this corporation is authorized to issue is 300,000,000.

     The Preferred Stock of this corporation may be issued as a class, without series or, if so determined from time to time by the Board of Directors, in one or more series, each series to be expressly designated by a distinguishing number, letter or title. The Preferred Stock, and each series thereof, shall have such voting powers and other rights, privileges, preferences and restrictions as shall be set forth in the resolutions of the Board of Directors providing for the issuance of such Preferred Stock. There is hereby expressly granted to the Board of Directors of this corporation the authority to fix or alter any and all of the rights, preferences, privileges and restrictions and other terms of the Preferred Stock and any series thereof, and the number of shares constituting any such series and the designation thereof and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status they had prior to the adoption of the resolution originally setting forth the number of shares of such series.


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     5.   BOARD OF DIRECTORS.

          (a) The number of directors which shall constitute the whole Board of Directors of this corporation shall be determined in accordance with the bylaws of the corporation.

          (b) Nomination of candidates for election to the Board of Directors shall be made as provided in the bylaws of the corporation.

          (c) The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 1988; each initial director in Class II shall hold office until the annual meeting of stockholders in 1989; and each initial director in Class III shall hold office until the annual meeting of stockholders in 1990. Notwithstanding the foregoing provisions of this Article, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

          (d) In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          (e) Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office (and not by stockholders), even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

          (f) The provisions set forth in this Article 5 may not be amended or repealed in any respect without (i) the affirmative vote of not less than 75 percent of the Board of Directors; or (ii) the affirmative vote of not less than 80 percent of the outstanding shares of capital stock of the corporation entitled to vote in an election of directors.


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     6.   BYLAWS.  In furthermore and not in limitation of the powers conferred by statute, the Board of Directors and the stockholders of the corporation are each expressly authorized to adopt, amend or repeal the bylaws of the corporation subject to any particular provisions concerning amendments set forth in this Certificate of Incorporation or the bylaws of the corporation.

     7. MANAGEMENT OF BUSINESS. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

     8.   LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS.

          (a) ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS. No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

          (b)  INDEMNIFICATION AND INSURANCE.

               (1) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding whether civil, criminal, administrative or investigative (a "proceeding"), because he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), whether the basis of the proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than that law permitted the corporation to provide before such amendment), against all expense, liability and loss (including attorneys' fees, judgements, penalties, fines, Employee Retirement Income Security Act of 1974 excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the


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corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof)initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the corporation. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred by this Section shall be a contract right which may not be retroactively amended and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service with respect to an employee benefit plan) in advance of the final disposition of the proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if ultimately it shall be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the indemnification of directors and officers.

               (2) NONEXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

               (3) INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     9.   STOCKHOLDER MEETINGS.

          (a) SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes whatsoever may be called at any time only by the Board of Directors, the Chairman of the Board or the President of the corporation.


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          (b)  NO ACTION WITHOUT MEETING.  At any time when the corporation has more than one stockholder of any class of capital stock, no action required to be taken or which may be taken at any annual or special meeting of the stockholders of such class of capital stock of the corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

     10.  VOTE REQUIRED FOR BUSINESS COMBINATIONS.

          (a) In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as expressly provided in Section (b) of this Article 10, any Business Combination (as hereinafter defined) with a Related Person (as hereinafter defined) shall require the affirmative vote of the holders of at least eighty percent of the voting power of all of the then outstanding shares of all classes of stock of the corporation entitled to vote for the election of directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement.

          (b) The provisions of this Article 10 shall not apply to any Business Combination if:

                (i) A majority of the Continuing Directors (as hereinafter defined) of the corporation has by resolution approved the Business Combination either in advance of or subsequent to such Related Person's having become a Related Person;

               (ii) The Business Combination is solely between the corporation and another corporation, one hundred percent of the Voting Stock of which is owned directly or indirectly by the corporation; or

              (iii) The Business Combination is a merger or consolidation and the cash or fair market value (as determined by a majority of the Continuing Directors) of the property, securities or other consideration to be received per share by holders of stock of the corporation in the Business Combination is not less than the Highest Per Share Price or the Highest Equivalent Price (as these terms are hereinafter defined) paid by the Related Person in acquiring any of the corporation's stock.

          (c)  For the purpose of this Article 10:

                (i) The term "Business Combination" shall mean (A) any merger or consolidation of the corporation with or into a Related Person, (B) any sale, lease, exchange, transfer or other



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disposition, including, without limitation, a mortgage or any other security device, of all or any Substantial Part (as hereinafter defined) of the assets of the corporation or any subsidiary of the corporation, to a Related Person, (C) any merger or consolidation of a Related Person with or into the corporation or a subsidiary of the corporation, (D) the issuance of any securities of the corporation or a subsidiary of the corporation to a Related Person, (E) any recapitalization that would have the effect of increasing the voting power in the corporation of a Related Person, and (F) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

               (ii) The term "Related Person" shall mean and include any person, corporation or other entity which, alone or together with (A) its "Affiliates" and "Associates" (as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at the date of the adoption of this Article 10 by the stockholders of the corporation (collectively, and as so in effect, the "Exchange Act")) or (B) members of a "group" (as defined with reference to Rule 13d-1(f) of the Exchange Act) of which such person, corporation or other entity is a member, "beneficially owns" (as defined in Rule 13d-3 of the Exchange Act) shares of the outstanding capital stock of the corporation which, in the aggregate, have 20 percent or more of the total combined power to elect directors of the corporation.

              (iii) For the purposes of subparagraph (b)(iii) of this
Article 10, the term "other consideration to be received" shall include, without limitation, common stock of the corporation retained by its existing public stockholders in the event of a Business Combination in which the corporation is the surviving corporation.

               (iv) The term "Continuing Director" shall mean a Director who is unaffiliated with the Related Person and who was a member of the Board of Directors of the corporation immediately prior to the time that the Related Person involved in a Business Combination became a Related Person.

                (v) The term "Substantial Part" shall mean more than 30 percent of the value of the total consolidated assets of the corporation and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is made.

               (vi) The terms "Highest Per Share Price" and "Highest Equivalent Price" as used in this Article 10 shall mean the following: If there is only one class of capital stock of the corporation issued and outstanding, the Highest Per Share Price shall mean the highest price that can be determined by a

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majority of the Continuing Directors to have been paid at any time by the
Related Person for any share or shares of that class of capital stock. If there is more than one class of capital stock of the corporation issued and outstanding, the Highest Equivalent Price shall mean with respect to each class of capital stock of the corporation, the amount determined by a majority of the Continuing Directors, on whatever basis they believe is appropriate, to be the highest per share price equivalent to the highest per share price that can be determined to have been paid at any time by the Related Person for any share or shares of any class of capital stock of the corporation. In determining the Highest Per Share Price and Highest Equivalent Price, all purchases by the Related Person shall be taken into account regardless of whether the shares were purchased before or after the Related Person became a Related Person. Also, the Highest Per Share Price and the Highest Equivalent Price shall include any brokerage commissions, transfer taxes and soliciting dealers' fees paid by the Related Person with respect to the shares of capital stock of the corporation acquired by the Related Person.

          (d) The Board of Directors of the corporation shall have the power and duty to determine for the purposes of this Article 10, on the basis of information then known to it, whether any person, corporation or other entity is a Related Person. Any such determination made in good faith shall be conclusive and binding for all purposes of this Article 10.

          (e) The provisions set forth in this Article 10 may not be repealed or amended in any respects without:

                (i) The affirmative vote of not less than 80 percent of the Board of Directors and of a majority of the Continuing Directors, and

               (ii) The affirmative vote as to all stock held by the holders of 80 percent or more of the outstanding Voting Stock, voting together as a single class;

PROVIDED, HOWEVER, that the provisions of this paragraph (e) shall not apply to, and the vote referred to in subparagraphs (i) and (ii) above shall not be required for any amendment or repeal of any provision of this Article 10 that is recommended to the stockholders by a resolution adopted by (A) a majority of the Board of Directors, and (B) not less than 80 percent of the Continuing Directors, in which case any such amendment or repeal shall require only the affirmative vote of a majority of the Voting Stock.

     11. AMENDMENTS. The corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation, and to take other corporate action to the extent and in the manner now or hereafter permitted or prescribed by the

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laws of the State of Delaware subject to the provisions of Article 5(g) and
Article 10(e) of this Certificate of Incorporation. All rights herein conferred are granted subject to this reservation.


          IN WITNESS WHEREOF, the undersigned officers have executed this Restated Certificate of Incorporation on February 12, 1994 and do hereby certify that this Restated Certificate of Incorporation, which restates and integrates, and does not further amend the provisions of this corporation's Certificate of Incorporation, there being no discrepancy between such provisions and the provisions of this Restated Certificate of Incorporation, was duly adopted by the Board of Directors of this corporation in accordance with Section 245 of the Delaware General Corporation Law.


                              ALZA Corporation


                              By: /s/ Dr. Ernest Mario
                                  __________________________
                                      Dr. Ernest Mario,
                                      Co-Chairman of the Board and
                                      Chief Executive Officer

ATTEST:


/s/ Julian N. Stern
__________________________
    Julian N. Stern,
    Secretary




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